Exhibit 23.2
                                               ------------




              Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-55909 of Automatic Data Processing, Inc. on Form S-3 of our reports dated August 15, 1994, appearing and incorporated by reference in the Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
October 25, 1994